Exhibit 10.5

DRAFTED BY AND

WHEN RECORDED RETURN TO:

Scott A. Steinhoff, Esq.

Dykema Gossett PLLC

39577 Woodward Avenue, Suite 300

Bloomfield Hills, MI 48304

MORTGAGE

ASSIGNMENT OF LEASES AND RENTS

AND FIXTURE FILING

THIS MORTGAGE (“Mortgage”) made as of June 3, 2021, PRIDE ONE CHERRY TREE, LLC, an Ohio limited liability company and IPN-PRIDE INVESTMENT HOLDINGS, LLC, an Ohio limited liability company (collectively, “Mortgagor”), whose address is 2211 Medina Road, Suite 100, Medina, OH 44256, in favor of PHR OP LENDER SUB, LLC, a Michigan limited liability company (“Mortgagee”), whose address is 1140 Reservoir Ave., Cranston, RI 02920-6320.

RECITALS

As of this date, Mortgagor and made and delivered a Promissory Note (the “Note”) to Mortgagee in the initial principal amount of Seven Million Six Hundred Eighty-Nine Thousand Five Hundred Ninety Three and 65/100 Dollars ($7,689,593.65). As security for repayment of all sums due under the Note, Mortgagee has required and Mortgagor has agreed to grant to Mortgagee this mortgage on a parcel of property located in Grand Traverse County, Michigan as more particularly described on the attached Exhibit A.

NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and to secure (i) the payment of the Indebtedness (as such term is defined below) and Impositions (as such term is defined below) and the interest thereon, (ii) the payment of any advances or expenses of any kind incurred by Mortgagee pursuant to the provisions of or on account of the Note or this Mortgage, (iii) the repayment of all Indebtedness arising under or in connection with the Note, (iv) the performance of the obligations of the Mortgagor under the Note, and (v) the performance of the obligations of Mortgagor under the Note, the parties hereby agree as follows:

ARTICLE 1

GRANTING PROVISIONS

The Mortgagor does hereby grant, bargain, sell, release, convey, assign, transfer, grant a security interest in, mortgage and warrant to Mortgagee, its successors and assigns forever, all of the estate, title and interest of Mortgagor, in law or equity, in and to (a) the certain real estate located in Grand Traverse County, Michigan, more particularly described in Exhibit A attached hereto, and (b) such real estate and the buildings and improvements now existing, being constructed, or hereafter constructed or placed thereon, all of the rights, privileges, licenses, easements and appurtenances belonging to such real estate (including all heretofore or hereafter vacated streets or alleys which are about such real estate), and all fixtures of every kind whatsoever located in or on, or attached to, and used or intended to be used in connection with or with the operation of such real estate, buildings, structures or other improvements thereon or in connection with any construction now or to be conducted or which may be conducted thereon, together with all building materials and equipment now or hereafter delivered to such real estate and intended to be installed therein; any rental revenues, payments, repayments, income, profits, charges, accounts, general intangibles, and moneys derived by Mortgagor from the lease, sublease, sale, rental or other disposition of such property, including, but not limited to, all rights conferred by Act No. 210 of the Michigan Public Acts of 1953, as amended (MCLA 554.231 et seq.), and Act No. 228 of the Michigan Public Acts of 1925 as amended (MCLA 554.211 et seq.) (“Rents”) and subject to the terms and conditions herein, the proceeds from any insurance proceeds or condemnation award pertaining thereto (the foregoing provisions shall constitute an absolute and present assignment of the Rents and other benefits derived from the Property, subject however to the conditional permission given to Mortgagor to collect and use such rentals, revenues and other benefits that are hereinabove provided until the occurrence of an Event of Default and the existence or exercise of such right shall not operate to subordinate this assignment to any subsequent assignment, in whole or in part, by the Mortgagor); and all extensions, additions, improvements, betterments, renewals, substitutions and replacements to any of the foregoing, and the proceeds of any of the foregoing (all of the foregoing being hereinafter collectively called “Property”).

The Mortgagor further hereby grants, conveys, and assigns to Mortgagee, its successors and assigns all rents, issues and profits of any of the foregoing and all proceeds of the conversion (whether voluntary or involuntary) of any of the same into cash or liquidated claims, including, without limitation, proceeds of Insurance and condemnation awards.

TO HAVE AND TO HOLD the Property hereby conveyed, granted and assigned, unto Mortgagee, and its successors and assigns forever, for the uses and purposes herein set forth.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES

2.1             General. Mortgagor represents and warrants that it is the sole lawful owner in fee simple of the Property, that its title in and to the Property is free, clear and unencumbered except for those encumbrances, covenants and restrictions of record, the Ground Lease (defined below) and hotel guests in occupancy as of the date of this Mortgage and except for real estate taxes and assessments not yet due and payable; that it has good legal right, authority, and full power to sell and convey the same and to execute this Mortgage; that Mortgagor will make any further assurances of title that Mortgagee may reasonably require; that Mortgagor will warrant and defend the Property against all claims and demands whatsoever, and that Mortgagor will keep and observe all of the terms of this Mortgage on Mortgagor's part to be performed.

COVENANTS

Mortgagor hereby covenants and agrees with Mortgagee as follows:

2.2             Indebtedness. Mortgagor will promptly pay and perform, or promptly cause to be paid and performed, when due, the following obligations (hereinafter collectively called “Indebtedness”):

(a)              each and every term, provision, condition, obligation, covenant, and agreement of Mortgagor set forth in this Mortgage and the Note, and in any amendments, modifications or restatements to any of the foregoing;

(b)              all Protective Advances. The words “Protective Advance” mean an indebtedness or obligation that is secured by this Mortgage and that arises because Mortgagee makes an expenditure or expenditures (i) to fulfill or perform an obligation of Mortgagor under this Mortgage, with respect to the Property, that Mortgagor has failed to fulfill or perform, (ii) to preserve the priority of this Mortgage and the value of the Property, or (iii) for reasonable attorney fees or other expenses that are incurred in exercising a right or remedy under this Mortgage or that Mortgagor has agreed in this Mortgage to reimburse to Mortgagee; and

(c)              Mortgagor’s obligations under the Purchase Agreement.

2.3            Impositions. Mortgagor will pay, or cause to be paid, before the same become delinquent, all of the following (hereinafter collectively called “Impositions”): all real estate taxes, personal property taxes, assessments, water and sewer rates and charges, and all other governmental levies and charges, of every kind and nature whatsoever, general and special, ordinary and extraordinary, which are assessed, levied, confirmed, imposed or become a lien upon or against the Property or any portion thereof, and all taxes, assessments and charges upon the rents, issues, income or profits of the Property, or which become payable with respect thereto or with respect to the occupancy, use or possession of the Property, whether such taxes, assessments or charges are levied directly or indirectly. Mortgagor shall deliver proof of payment of all such Impositions to Mortgagee upon the request of Mortgagee. Notwithstanding any provision to the contrary in this Section 2.3, any tax or special assessment which is a lien on the Property may be paid in installments, provided that each installment is paid on or prior to the date when the same is due without the imposition of any penalty.

2.4             Compliance with Laws. Mortgagor will comply with all federal, state and local laws, regulations and orders to which the Property or the activities conducted on the Property are subject.

2.5             Condition of Property. Mortgagor will maintain the Property in good order and condition and make all repairs necessary to that end, will suffer no waste to the Property, and will cause all repairs and maintenance to the Property to be done in a good and workmanlike manner.

2.6             Improvements. Mortgagor will not remove or materially change any improvements once installed or placed on the Property, or suffer or permit others to do so.

2.7             Insurance. Mortgagor at its sole cost and expense shall provide and keep in force at all times with respect to the Property (with such deductibles as may be reasonably satisfactory to Mortgagee, from time to time, in its reasonable discretion): (i) insurance against loss of or damage to the Improvements by fire and other hazards covered by so-called “extended coverage” insurance, with a replacement cost endorsement, and such other casualties and hazards as Mortgagee shall reasonably require from time to time; (ii) flood insurance in the maximum available amount if the Improvements are located in a flood hazard area; (iii) business interruption insurance; (iv) boiler and machinery insurance; (v) comprehensive general public liability insurance against claims for bodily injury, death or property damage in customary and adequate amounts; (vi) workers' compensation insurance for all employees working at the Property, and, while the Property is under construction or repair, builder's risk completed value insurance against “all risks of physical loss,” covering the total value of work performed and equipment, supplies and materials furnished, and containing the “permission to occupy upon completion of work or occupancy” endorsement; and (vii) such other Insurance on the Property (including, without limitation, increases in amounts and modifications of forms of insurance existing on the date hereof), as Mortgagee may reasonably require from time to time. The policies of insurance required by this Section 2.7 may be provided in umbrella policies which insure any and all real or personal property in which Mortgagor has an interest in addition to the Property. Mortgagor shall deliver to Mortgagee all insurance policies and certificates that are requested by Mortgagee. At least thirty (30) days prior to the expiration of each policy required to be provided by Mortgagor, Mortgagor shall deliver certificates of renewal policies to Mortgagee with appropriate evidence of payment of premiums therefore. All Insurance policies required by this Mortgage shall (1) include effective waivers by the insurer of all rights of subrogation against any named insured and any other loss payee; (2) provide that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least thirty (30) days after receipt by Mortgagee of written notice thereof; and (3) be reasonably satisfactory in all other respects to Mortgagee. Mortgagor shall not permit any activity to occur or condition to exist on or with respect to the Property that would wholly or partially invalidate any of the insurance thereon. Mortgagor shall give prompt written notice to Mortgagee of any damage to, destruction of or other loss in respect of the Property, irrespective of whether any such damage, destruction or loss gives rise to an insurance claim.

All proceeds of the insurance required to be obtained by Mortgagor hereunder, other than those relating to the comprehensive general public liability insurance, shall be held in trust for and paid promptly to Mortgagee, and Mortgagee may deduct from such proceeds any expenses, including, without limitation, reasonable legal fees, incurred by Mortgagee in connection with adjusting and obtaining such proceeds (the balance remaining after such deduction being hereinafter referred to as the "Net Insurance Proceeds"). Mortgagee may, at its option, either: (1) apply the Net Insurance Proceeds in reduction or satisfaction of all or any part of the Indebtedness, whether then matured or not, in which event Mortgagor shall be relieved of its obligation to maintain and restore the Property relating to such proceeds to the extent that Mortgagee so applies such Net Insurance Proceeds; or (2) release the Net Insurance Proceeds to Mortgagor and Mortgagee shall apply any such Net Insurance Proceeds to the restoration or reconstructing of the Property.

Without limiting Mortgagee's rights under Section 3.9 of this Mortgage, if Mortgagor shall fail to keep the Property insured in accordance with this Mortgage and the Note, Mortgagee may, but shall not be obligated to, do so, upon ten (10) days’ prior written notice to Mortgagor and if Mortgagor fails to cure such insurance deficiency. Mortgagor shall reimburse Mortgagee on demand for amounts incurred or expended therefore, with interest thereon pursuant to Section 3.9 hereof, and all such amounts incurred or expended, and all such interest thereon, shall be additional Indebtedness of Mortgagor secured hereby.

Notwithstanding the foregoing, Mortgagee acknowledges and agrees that certain insurance coverages will be provided by Tenant (as hereinafter defined) in accordance with the Ground Lease (as hereinafter defined), and further, to the extent Mortgagor is required to provide a credit to Tenant, as Buyer under the Purchase Agreement (as hereinafter defined) with respect to such casualty or otherwise assign proceeds of casualty insurance pursuant to Section 10.1 of the Purchase Agreement, Mortgagee shall permit proceeds of insurance to be addressed as set forth in the Purchase Agreement and shall not apply Net Insurance Proceeds to the Indebtedness or require restoration or reconstructing of the Property.

2.8             Sale, Transfer or Encumbrance.

(a)              Mortgagor will not further mortgage, sell or convey, or grant a deed of trust, pledge, or grant a security interest in any of the Property after the date of this Mortgage, or contract to do any of the foregoing, or execute a land contract or installment sales contract, enter into a lease (whether with or without option to purchase) or otherwise dispose of, further encumber or suffer the encumbrance of any of the Property, whether by operation of law or otherwise. Notwithstanding the foregoing, Mortgagor is expressly permitted to enter into that certain Ground Lease by and between Mortgagor, as landlord, and PHR CHERRY PROPCO, LLC, LLC, a Michigan limited liability company (“Tenant”), as tenant (as the same may be amended from time to time, the “Ground Lease”), in connection with that certain Purchase and Sale Agreement by and between Mortgagor, as Seller, and The Procaccanti Group, LLC, as Buyer, dated April 28, 2021 (as amended and assigned, the “Purchase Agreement”). Mortgagee acknowledges and agrees that (i) certain of Mortgagor’s covenants and obligations under this Mortgage and under the Note shall be satisfied directly by Tenant under the Ground Lease as set forth therein; (ii) Tenant is an affiliate of Mortgagee; and (iii) in the event of any conflict between the terms of this Mortgage and the Ground Lease, during the term of the Ground Lease, the terms of the Ground Lease shall control.

(b)              Mortgagor shall pay and discharge promptly, at Mortgagor's cost and expense, all liens, encumbrances, and charges upon any part of the Property or any interest therein. If Mortgagor shall fail to discharge any such lien, encumbrance, or charge, then, in addition to any other right or remedy of Mortgagee, Mortgagee may, but shall not be obligated to, discharge the same, either by paying the amount claimed to be due, or by procuring the discharge of such lien by depositing in court a bond or the amount claimed or otherwise giving security for such claim, or in such manner as is or may be prescribed by law.

(c)              Mortgagor will not institute or cause to be instituted any proceedings that could change the permitted use of the Property from the use presently zoned, and shall not grant any easements or licenses with respect to the Property.

(d)              If a portion of the Property, or any beneficial interest therein, is sold, conveyed, transferred, encumbered, or full possessor rights therein transferred, whether voluntarily, involuntarily or by operation of law, then the Mortgagee may declare all sums secured by this Mortgage to be immediately due and payable, whether or not the Mortgagee has consented or waived its rights in connection with any previous transaction of the same or a different nature. Notwithstanding the foregoing, the foregoing shall not be applicable if a portion or all of the Property is sold, conveyed, transferred, encumbered, or full possessor rights therein transferred by Tenant or an affiliate thereof.

2.9             Eminent Domain.

(a)              Mortgagor shall give prompt notice to Mortgagee upon Mortgagor's obtaining knowledge of (i) any interest on the part of any person possessing or who has expressed the intention to possess the power of eminent domain to purchase or otherwise acquire the Property or (ii) the commencement of any action or proceeding to take the Property by exercise of the right of condemnation or eminent domain or of any action or proceeding to close or to alter the grade of any street on or adjoining the Property. At its option Mortgagee may participate in any such actions or proceedings in the name of Mortgagee or, whenever necessary, in the name of Mortgagor, and Mortgagor shall deliver to Mortgagee such instruments as Mortgagee shall request to permit such participation. Mortgagor shall not settle any such action or proceeding, whether by voluntary sale, stipulation or otherwise, or agree to accept any award or payment without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld. The total of all amounts awarded or allowed with respect to all right, title and interest in and to the Property or the portion or portions thereof taken or affected by such condemnation or eminent domain proceeding and any interest thereon (herein collectively called “Award”) is hereby assigned to, and shall be paid upon receipt thereof, to Mortgagee and the amount received shall be retained and applied as provided in Paragraph 2.9(b) below, but only to the extent the Award has not previously been pledged and assigned to a priority mortgagee or secured party on the Property.

(b)              Upon Mortgagee's receipt of any Award, Mortgagee may, at its option, either: (i) retain and apply the Award toward the Indebtedness; or (ii) subject to such escrow provisions as Mortgagee may require, pay the Award over in whole or part to pay or reimburse Mortgagor for the cost of restoring or reconstructing the Property remaining after such taking (“Remaining Property”). If Mortgagee elects to pay the Award, or any part thereof, over to Mortgagor upon the completion of the restoration or reconstruction of the Remaining Property, any portion of the Award not used for the restoration or reconstruction of the Remaining Property shall, at the option of Mortgagee, be applied in reduction of the Indebtedness; provided, however, that to the extent that such portion of the Award shall exceed the amount required to satisfy in full the Indebtedness, Mortgagee shall pay the amount of such excess to Mortgagor or otherwise as required by law. In no event shall Mortgagee be required to release this Mortgage until the Indebtedness is fully paid and performed, nor shall Mortgagee be required to release from the lien of this Mortgage any portion of the Property so taken until Mortgagee receives the Award for the portion so taken.

(c)              The application of the Award toward payment or performance of any of the Indebtedness shall not be deemed a waiver by Mortgagee of its right to receive payment or performance of the balance of the Indebtedness in accordance with the provisions of this Mortgage, the Note and in any amendments, modifications or restatements to any of the foregoing. Mortgagee shall have the right, but shall be under no obligation, to question or appeal the amount of the Award, and Mortgagee may accept same without prejudice to the rights that Mortgagee may have to question or appeal such amount. In any such condemnation or eminent domain action or proceeding Mortgagee may be represented by attorneys selected by Mortgagee, and all sums paid by Mortgagee in connection with such action or proceeding, including, without limitation, attorneys' fees, court costs, expenses and other charges relating thereto shall, on demand, be immediately due and payable from Mortgagor to Mortgagee and the same shall be added to the Indebtedness and shall be secured by this Mortgage.

(d)              Notwithstanding any taking by condemnation or eminent domain, closing of, or alteration of the grade of, any street or other injury to or decrease in value of the Property by any public or quasi-public authority or corporation, the Indebtedness shall continue to bear interest until the Award shall have been actually received by Mortgagee, and any reduction in the Indebtedness resulting from the application by Mortgagee of the Award shall be deemed to take effect only on the date of such receipt thereof by Mortgagee.

2.10           Rights of Mortgagee. If Mortgagor fails to pay when due any Impositions when so required by this Mortgage, or if an Event of Default occurs under this Mortgage, Mortgagee may at its option (but shall not be obligated to) pay such Impositions or cure such default. If Mortgagor fails to pay or perform any of its obligations under this Mortgage with respect to the Property, Mortgagee at its option may (but shall not be obligated to) pay or perform any such obligations of Mortgagor. Mortgagee may enter upon the Property for the purpose of performing any such act, or to inspect the Property. All Impositions paid by Mortgagee and all monies expended by Mortgagee in paying or performing any such obligations of Mortgagor, or curing any Event of Default (including legal expenses and disbursements), shall bear interest at a floating rate per annum equal to six percent (6%) in excess of the Prime Rate of Fifth Third Bank then in effect, and such interest shall be paid by Mortgagor upon demand by Mortgagee and shall be additional Indebtedness secured by this Mortgage.

2.11         Conflict Among Agreements. In the event of any conflict between the provisions of this Mortgage and the provisions of the Note, the provisions of the Note shall prevail.

2.12           Notifications. Mortgagor shall notify Mortgagee promptly of the occurrence of any of the following:

(a)               a fire or other casualty causing damage to the Property in excess of $5,000;

(b)               receipt of notice of condemnation of the Property or any part thereof;

(c)               receipt of notice from any governmental authority relating to the structure, use or occupancy of the Property;

(d)               receipt of any notice of alleged default from the holder of any lien or security Interest in the Property;

(e)               the commencement of any litigation affecting the Property;

(f)                any change in the occupancy of the Property; or

(g)               any cancellation or expiration of the insurance required to be maintained in accordance with Section 2.7 hereof.

2.13           Hazardous Substances.

(a)              As used in this Section: (i) “Hazardous Substances”: are those substances defined as toxic or hazardous substances, pollutants, or wastes by Environmental Law and the following substances: gasoline, kerosene, other flammable or toxic petroleum products, toxic pesticides and herbicides, volatile solvents, materials containing asbestos or formaldehyde, and radioactive materials; (ii) “Environmental Law” means federal laws and laws of the jurisdiction where the Property is located that relate to health, safety or environmental protection; (iii) “Environmental Cleanup” includes any response action, remedial action, or removal action, as defined in Environmental Law; (iv) an “Environmental Condition” means a condition that can cause, contribute to, or otherwise trigger an Environmental Cleanup; (v) the terms “Release”, “Owner,” “Operator,” “Environment,” and “Natural Resources” shall have the same meanings and definitions as set forth in the Comprehensive Environmental Response Compensation and Liability Act as amended, 42 U.S.C. §9601 et seq. and regulations promulgated thereunder (collectively “CERCLA”) and any corresponding state or local law or regulation, provided, however, that as used herein the term Hazardous Substance shall also include: (A) any Pollutant or Contaminant as defined by CERCLA or by any other Environmental Law; (B) any Solid Waste, Hazardous Constituent or Hazardous Waste as defined by, or as otherwise identified by, the Resource Conservation and Recovery Act as amended 42 U.S.C. §6901 et seq. or regulations promulgated thereunder (collectively, “RCRA”) or by any other Environmental Law; and (C) crude oil, petroleum, and fractions or distillates thereof; and (vi) the terms “Storage,” “Treatment,” and “Disposal,” shall have the same meanings and definitions as set forth in RCRA.

(b)              Mortgagor shall not cause or permit the presence, use, disposal, storage, or release of any Hazardous Substances, or threaten to release any Hazardous Substances, on or in the Property, which results in the violation of any Environmental Law. Mortgagor shall not do, nor allow anyone else to do, anything affecting the Property (I) that is in violation of any Environmental Law, (ii) which creates an Environmental Condition, or (iii) which, due to the presence, use, or release of a Hazardous Substance, creates a condition that materially and adversely affects the value of the Property. The preceding two sentences shall not apply to the presence, use, or storage on the Property of small quantities of Hazardous Substances that are generally recognized to be appropriate to normal uses and to maintenance of the Property (including, but not limited to, hazardous substances in consumer products).

(c)              Mortgagor shall promptly give Mortgagee written notice of (i) any investigation, claim, demand, lawsuit or other action by any governmental or regulatory agency or private party involving the Property and any Hazardous Substance or Environmental Law of which Mortgagor has actual knowledge, (ii) any Environmental Condition, including but not limited to, any spilling, leaking, discharge, release or threat of release of any Hazardous Substance, and (iii) any condition caused by the presence, use or release of a Hazardous Substance which materially and adversely affects the value of the Property. If Mortgagor learns, or is notified by any governmental or regulatory authority, or any private party, that any removal or other remediation of any Hazardous Substance affecting the Property is necessary, Mortgagor shall promptly take all necessary remedial actions in accordance with Environmental Law. Nothing herein shall create any obligation on Mortgagee for an Environmental Cleanup.

(d)              The Mortgagor hereby agrees to release, hold harmless, defend and indemnify Mortgagee from, for and against all actual or threatened claims, costs (including but not limited to the cost of investigation, removal, remediation and other cleanup of Hazardous Substances, and reasonable fees of attorneys and other professionals, experts and consultants retained by Mortgagee) demands, orders, losses, lawsuits, liabilities, damages (including without limitation all consequential damages) and expenses whether brought collectively or individually by Mortgagor, a governmental authority or any other third party (all the foregoing hereinafter collectively referred to as “Losses”) arising from or related to any of the following:

(i)           The past, present or future Release, threatened Release, Storage, Treatment, accumulation, generation, utilization, Disposal, transportation or other handling or migration of any Hazardous Substance on, in, onto, or from the Property.

(ii)             The violation or alleged violation of Environmental Laws occurring on or related to the Property.

(iii)           Any action taken by Mortgagee to eliminate, prevent, or mitigate the potential adverse impact on the Real Estate or the Mortgagee as a result of or in anticipation of any actual, suspected or threatened violation of Environmental Laws or Release or threatened Release of a Hazardous Substance on, in or from or otherwise affecting the Property; such action may include but need not be limited to, the disposition, distribution, sale, disclaimer, or renunciation or any portion of the Real Estate.

(iv)           The costs of any required or necessary repair, cleanup or detoxification of the Property and the preparation and implementation of any closure, remedial or other required plans.

Clauses (d)(i) through (iv) above are hereinafter referred to collectively as “Environmental Matters.”

(e)              The Mortgagor hereby agrees that Mortgagee shall be reimbursed directly by the Mortgagor or if a sale of all or part of the Real Estate occurs, from the Real Estate or proceeds thereof for any Losses suffered or sustained or threatened to be suffered or sustained by Mortgagee as a result of Environmental Matters, until such time as the Mortgagee has been reimbursed in full.

(f)               This indemnity shall survive the release of the lien of this Mortgage, or the extinguishment of the lien by foreclosure or deed in lieu thereof or by any other action. The foregoing covenant regarding survival shall survive such release or extinguishment. Notwithstanding anything in this Mortgage to the contrary, Mortgagor’s indemnity obligations shall not apply to matters relating to or arising from Mortgagee’s and/or Tenant’s own negligence or misconduct, and under no circumstances shall Mortgagor be liable for punitive or consequential damages.

ARTICLE 3

EVENTS OF DEFAULT

Any of the following events shall be an Event of Default:

3.1              Cross-Default. A default beyond any applicable notice and cure period occurs under

(a)              any of the Note or in any amendments, modifications or restatements to any of the foregoing; or

(b)              the Purchase Agreement or any documents entered into in connection with the First Closing (as such term is defined in the Purchase Agreement) by Mortgagor as Seller thereunder; or

(c)               the Ground Lease by Mortgagor, as Landlord thereunder.

3.2              Breach of Covenants. Mortgagor defaults in the performance or observance of any of the following covenants:

(a)              to maintain in force the insurance required by Section 2.7 (Insurance) of this Mortgage;

(b)              to comply with any of the notice requirements set forth in Section 2.9 (Insurance), Section 3.8 (Eminent Domain) or Section 2.12 (Notifications) of this Mortgage; or

(c)              any other covenant or agreement contained in this Mortgage and such default continues for 30 days after notice thereof from Mortgagee.

3.3             Representation or Warranty. Any representation or warranty of the Mortgagor under this Mortgage or any other Loan Document is untrue or misleading in any material respect.

3.4           Foreclosure. A foreclosure proceeding (whether judicial or otherwise) is instituted with respect to any mortgage or lien of any kind encumbering any portion of the Property.

3.5            Other Obligations. Any default occurs under any other obligation of Mortgagor to Mortgagee or otherwise described herein as Indebtedness.

3.6             Waste. Mortgagor shall fail to pay taxes and/or assessments assessed against the Property or any installment thereof, or any insurance premiums or policies covering the Property, or any part thereof shall constitute waste (although the meaning of the term “waste” shall not necessarily be limited to such nonpayment), as provided by Act No. 236 of the Public Acts of Michigan of 1961, as amended, and shall entitle Mortgagee to all remedies provided for therein. Mortgagor further agrees to and does hereby consent to the appointment of a receiver under such statute, should Mortgagee elect to seek such relief thereunder.

ARTICLE 4

REMEDIES

4.1             Remedies. Upon the occurrence, and until the waiver by Mortgagee, of an Event of Default:

(a)              Mortgagee may declare the entire balance of the Indebtedness to be immediately due and payable, and upon any such declaration, the entire unpaid balance of the Indebtedness shall become and be immediately due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by Mortgagor.

(b)             Mortgagee may institute a proceeding or proceedings, judicial or otherwise, for the complete or partial foreclosure of this Mortgage under any applicable provision of law.

(c)              Mortgagee may institute a proceeding or proceedings to eject Mortgagor from possession of the Property and to obtain possession of the Property by Mortgagee, with or without instituting a foreclosure proceeding.

(d)              Mortgagee may sell (the power of sale, if permitted and provided by applicable law, being expressly granted by Mortgagor to Mortgagee) the Property, and all estate, right, title, interest, claim and demand of Mortgagor therein, and all rights of redemption thereof, at one or more sales, as an entirety or in parcels, with such elements of real and/or personal property, and at such time and place and upon such terms as Mortgagee may deem expedient, or as may be required by applicable law, and In the event of a sale, by foreclosure or otherwise, of less than all of the Property, this Mortgage shall continue as a lien and security interest on the remaining portion of the Property. Mortgagee is hereby authorized and empowered to sell the Property, or cause the same to be sold and to convey the same to the purchaser in any lawful manner, including but not limited to that provided by Chapter 32 of the Revised Judicature Act of Michigan, entitled “Foreclosure of Mortgage by Advertisement,” which permits the Mortgagee to sell the Property without affording the Mortgagor a hearing, or giving it actual personal notice. The only notice required under such Chapter 32 is to publish notice in a local newspaper and to post a copy of the notice on the Property.

(e)              WAIVER: BY CONFERRING THIS POWER OF SALE UPON THE MORTGAGEE, THE MORTGAGOR, FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, AFTER AN OPPORTUNITY FOR CONSULTATION WITH ITS LEGAL COUNSEL, HEREBY VOLUNTARILY, KNOWINGLY AND INTELLIGENTLY WAIVES ALL RIGHTS UNDER THE CONSTITUTION AND LAWS OF THE UNITED STATES AND UNDER THE CONSTITUTION AND LAWS OF THE STATE OF MICHIGAN, BOTH TO A HEARING ON THE RIGHT TO EXERCISE AND THE EXERCISE OF THE POWER OF SALE, AND TO NOTICE EXCEPT AS REQUIRED BY THE MICHIGAN STATUTE WHICH PROVIDES FOR FORECLOSURE OF MORTGAGES BY ADVERTISEMENT.

(f)               Mortgagee may institute an action, suit or proceeding in equity for the specific performance of any of the provisions contained in this Mortgage, the Note and in any amendments, modifications or restatements to any of the foregoing.

(g)              Mortgagee may apply for the appointment of a receiver, custodian, trustee, liquidator or conservator of the Property and the Rents to be vested with the fullest powers permitted under applicable law, as a matter of right and without regard to, or the necessity to disprove, the adequacy of the security for the Indebtedness or the solvency of Mortgagor or any other person liable for the payment of the Indebtedness, and Mortgagor and each such person liable for the payment of the Indebtedness consents or shall be deemed to have consented to such appointment. Nonpayment of any taxes, assessments, insurance or any utility rates levied, assessed or imposed on all or any part of the Property shall constitute waste and entitle the Mortgagee to exercise the remedies afforded by Section 2927 of the Michigan Revised Judicature Act of 1961 (MCL 600.2927), as now or hereafter amended, or by any other statute or law now or hereafter in effect.

(h)              To the extent permitted by law, Mortgagee may enter upon the Property, and exclude Mortgagor and its agents and servants wholly therefrom, without liability for trespass, damages or otherwise, and take possession of all books, records and accounts relating thereto and all other Property; and having and holding the same Mortgagee may use, operate, manage, preserve, control and otherwise deal therewith and conduct the business thereof, without interference from Mortgagor; and upon each such entry and from time to time thereafter Mortgagee may, at the expense of Mortgagor and the Property, without interference by Mortgagor and as Mortgagee may deem advisable, (i) insure or reinsure the Property, (ii) make all necessary or proper repairs, renewals, replacements, alterations, additions, betterments and improvements thereto and thereon and (iii) in every such case in connection with the foregoing have the right to exercise all rights and powers of Mortgagor with respect to the Property, either in Mortgagor's name or otherwise.

(i)                Mortgagee may, with or without entering upon the Property, collect, receive, sue for and recover in its own name all Rents and cash collateral derived from the Property, and may deduct therefrom alt costs, expenses and liabilities of every character incurred by Mortgagee in controlling the same and in using, operating, managing, preserving and controlling the Property, and otherwise in exercising Mortgagee's rights under this Mortgage or the other Note, including, but not limited to, all amounts disbursed to pay Impositions, insurance premiums and other charges in connection with the Property, as well as compensation for the services of Mortgagee and its respective attorneys, agents and employees. Mortgagee may release any portion of the Property for such consideration as Mortgagee may require without, as to the remainder of the Property, in any way impairing or affecting the position of Mortgagee with respect to the balance of the Property; and Mortgagee may accept by assignment, pledge or otherwise any other property in place thereof as Mortgagee may require without being accountable for so doing to any other lien holder.

(j)                Mortgagee may take all actions, or pursue any other right or remedy, permitted under the Uniform Commercial Code in effect in the State in which the Property is located, under any other applicable law or in equity.

4.2            Mortgagee's Cause of Action. Mortgagee shall have the right, from time to time, to bring an appropriate action to recover any sums required to be paid by Mortgagor under the terms of this Mortgage, and/or the other Note, as the same become due, without regard to whether or not the principal indebtedness or any other sums secured by this Mortgage, and/or the other Note, shall be due, and without prejudice to the right of Mortgagee thereafter to institute foreclosure or otherwise dispose of the Property or any part thereof, or any other action, for any default by Mortgagor existing at the time the earlier action was commenced.

4.3           Costs and Expenses. There shall be allowed and included as additional Indebtedness secured by the lien of this Mortgage, to the extent permitted by law, all expenditures and expenses of Mortgagee for attorneys' fees, court costs, appraisers' fees, sheriff's fees, documentary and expert evidence, stenographers' charges, publication costs and such other costs and expenses as Mortgagee may deem reasonably necessary to exercise any remedies or to evidence to bidders at any sale of the Property the true condition of the title to or the value of the Property. All such expenditures and expenses shall bear interest at a floating rate per annum equal to six percent (6%) in excess of the Prime Rate of Fifth Third Bank then in effect, and such interest shall be paid by Mortgagor upon demand by Mortgagee and shall be additional Indebtedness secured by this Mortgage.

4.4             Proceeds. The proceeds received by Mortgagee in any foreclosure sale of the Property shall be distributed and applied in the following order of priority: first, on account of all costs and expenses incident to the foreclosure proceedings, including all such items as are mentioned in Section 4.3; second, to all other items which under the terms hereof constitute Indebtedness or Impositions; and, third, any surplus to Mortgagor, its legal representatives or assigns, or to third persons with rights to the proceeds, as their rights may appear.

4.5              Receiver. Without limiting the application of Section 5.1 of this Mortgage, upon, or at any time after, the filing of a suit to foreclose this Mortgage, Mortgagee shall be entitled to have a court appoint a receiver of the Property. Such appointment may be made either before or after sale, without notice to Mortgagor or any other person, without regard to the solvency of the person or persons, if any, liable for the payment of the Indebtedness and without regard to the then value of the Property, and Mortgagee may be appointed as such receiver. The receiver shall have the power to collect the rents, issues and profits of the Property during the pendency of such foreclosure suit, as well as during any further times when Mortgagee, absent the intervention of such receiver, would be entitled to collect such rents, issues and profits, and all other powers which may be necessary or are usual in such cases for the protection, possession, control, management and operation of the Property during the whole of such period. The court from time to time may authorize the receiver to apply net income in the Receiver's hands in payment in whole or in part of the Indebtedness, or in payment of any tax, assessment or other lien that may be or become superior to the lien hereof or superior to a decree foreclosing this Mortgage, provided such application is made prior to foreclosure sale. The receiver shall have the power to collect the rents, issues, and profits of the Property during the pendency of such foreclosure suit, as well as during any further times when Mortgagee, absent the intervention of such receiver, would be entitled to collect such rents, issues, and profits, and exercise all other powers including those that may be necessary or are usual in such cases for the protection, possession, control, management, and operation of the Property during the whole of such period, and may operate the Property, prepare the Property for sale, market the Property, list the Property for sale, negotiate and execute sales agreements for the Property, and sell the Property.

4.6              Rights Cumulative. The rights of Mortgagee arising under the provisions and covenants contained in each of the Mortgage, and/or the other Note shall be separate, distinct and cumulative, and none of them shall be exclusive of the others. In addition to the rights set forth in this Mortgage or any other Note, Mortgagee shall have all rights and remedies now or hereafter existing at law or in equity or by statute. Mortgagee may pursue its rights and remedies concurrently or in any sequence, and no act of Mortgagee shall be construed as an election to proceed under any one provision herein or in such other documents to the exclusion of any other provision, anything herein or otherwise to the contrary notwithstanding. Without notice to or consent of Mortgagor and without impairment of the lien and rights created by this Mortgage, the Mortgagee may accept from Mortgagor or from any other person or persons, additional security for the indebtedness secured by this Mortgage. Neither the giving of this Mortgage nor the acceptance of any such additional security shall prevent the Mortgagee from resorting, first, to such additional security, or second, to the security created by this Mortgage, in either case without affecting the lien hereof and the rights conferred hereunder. If Mortgagor falls to comply with this Mortgage, no remedy of law will provide adequate relief to Mortgagee, and Mortgagee shall be entitled to temporary and permanent injunctive relief without the necessity of proving actual damages.

4.7              No Merger. If Mortgagee shall at any time hereafter acquire title to any of the Property, then the lien of this Mortgage shall not merge into such title, but shall continue in full force and effect to the same extent as if the Mortgagee had not acquired title to any of the Property. Furthermore, if the estate of the Mortgagor shall be a leasehold, unless the Mortgagee shall otherwise consent, the fee title of the Property shall not merge with such leasehold, notwithstanding the union of said estates either in the ground lessor or in the fee owner, or in a third party, by purchase or otherwise. If, however, the Mortgagee shall be requested to and/or shall consent to such merger or such merger shall nevertheless occur without its consent, then this Mortgage shall attach to and cover and be a lien upon the fee title or any other estate in the Property demised under the ground lease acquired by the fee owner and the same shall be considered as mortgaged to the Mortgagee and the lien hereof spread to cover such estate with the same force and effect as though specifically herein granted.

4.8             Waivers of Mortgagor. Mortgagor hereby waives the benefit of any stay, moratorium, valuation or appraisal law or judicial decision, any defects in any proceeding instituted by Mortgagee with respect to this Mortgage, and/or any of the other Note, and any right of redemption with respect to the Property. Mortgagor waives any right to require marshalling of assets in connection with enforcement of Indebtedness and any right to require the sale of the Property in parcels or in a single parcel to select the order in which parcels are to be sold or to require a minimum bid or “upset” price. Mortgagor waives the right to all notices to which Mortgagor may otherwise be entitled, except those expressly provided for herein. No delay on Mortgagee's part in exercising any power of sale, lien, option or other right with respect to the Property, and no notice or demand which may be given to or made upon the Mortgagor by Mortgagee with respect to any power of sale, lien, option or other right with respect to the Property, shall constitute a waiver thereof, or limit or impair Mortgagee's right to take any action or to exercise any power of sale, lien option, or any other right with respect to the Property without notice or demand, or prejudice Mortgagee's rights as against the Mortgagor in any respect. In addition, no action taken by Mortgagee with respect to the Property shall in any way impair or limit Mortgagee's right to exercise any or all rights or remedies Mortgagee may otherwise have against Mortgagor with respect to any Indebtedness. This Mortgage shall not, in any manner, be construed as a compromise of any Indebtedness. The pledge of, and security interest in, the Property by the Mortgagor to Mortgagee are absolute, unconditional and continuing and will remain in full force and effect until the Indebtedness have been fully paid and satisfied. The pledge of, and security interest in, the Property will extend to and cover renewals of the Indebtedness and any number of extensions of time for payment thereof and will not be affected by any surrender, exchange, acceptance or release by the Mortgagee of any other pledge or any security held by it for any of the Indebtedness. Notice of acceptance of the pledge and security interest, notice of extensions of credit to the Mortgagor from time to time, notice of default, diligence, presentment, protest, demand for payment, notice of demand or protest, notice of making, renewing or extending any of the Indebtedness and any defense based upon a failure of Mortgagee to comply with the notice requirements of the applicable version of Uniform Commercial Code are hereby waived. Mortgagee in its sole discretion may determine the reasonableness of the period which may elapse prior to the making of demand for any payment upon the Mortgagor or any guarantor and it need not pursue any of its remedies against any other party before having recourse against the Property.

THE UNDERSIGNED AND THE MORTGAGEE ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED. EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THEIR MUTUAL BENEFIT, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION REGARDING THE PERFORMANCE OR ENFORCEMENT OF, OR IN ANY WAY RELATED TO, THIS MORTGAGE OR THE INDEBTEDNESS.

ARTICLE 5

MISCELLANEOUS

5.1           Uniform Commercial Code Security Agreement. This Mortgage is intended to be a security agreement pursuant to the Uniform Commercial Code as adopted in the state where the Property is located for any of the items specified above as part of the Property which may be subject to a security interest pursuant to the applicable version of the Uniform Commercial Code, and Mortgagor hereby grants Mortgagee a security interest in such items. Mortgagor agrees that Mortgagee may file this mortgage instrument, or a reproduction thereof, in the real estate records or other appropriate index, as a financing statement for any of the items specified above as part of the Property. Any reproduction of this Mortgage shall be sufficient as a financing statement. In addition, Mortgagor authorizes to Lender to file any financing statements that Mortgagee may require to perfect a security interest with respect to said items. Mortgagor shall pay all costs of filing such financing statement and any extensions, renewals, amendments and releases thereof, and shall pay all reasonable costs and expenses of any record searches for financing statements Mortgagee may require. Without the prior written consent of Mortgagee, Mortgagor shall not create or suffer to be created pursuant to the Uniform Commercial Code any other security interest in such items, including replacements and additions thereto. Upon any Event of Default under this Mortgage, Mortgagee shall have the remedies of a secured party under the Uniform Commercial Code and, at Mortgagee's option, may also invoke the remedies provided in this Mortgage. In exercising any of said remedies, Mortgagee may proceed against the items of real property and any items of personal property specified above as part of the Property separately or together and in any order whatsoever, without in any way affecting the availability of Mortgagee's remedies under the Uniform Commercial Code or of the remedies in this Mortgage. Mortgagor further authorizes Mortgagee to File UCC Financing Statements on behalf of Mortgagor and Mortgagee with respect to the Property.

5.2             Waiver. No delay or omission by Mortgagee to exercise any right shall impair any such right or be a waiver thereof, but any such right may be exercised from time to time and as often as may be deemed expedient. Each waiver must be in writing and executed by Mortgagee to be effective, and a waiver on one occasion shall be limited to that particular occasion.

5.3             Amendments in Writing. No change, amendment, or modification hereof, or any part hereof, shall be valid unless in writing and signed by the parties hereto or their respective successors and assigns.

5.4             Notices. All notices, demands and requests given or required to be given by either party hereto to the other party shall be in writing and shall be deemed to have been properly given if sent by U.S. registered or certified mail, postage prepaid, return receipt requested, or by overnight delivery service, addressed as follows:

To Mortgagor:	PRIDE ONE CHERRY TREE, LLC
387 Medina Road, Suite 400
Medina, OH 44256

IPN-PRIDE INVESTMENT HOLDINGS, LLC
2211 Medina Road, Suite 100
Medina, OH 44256

To Mortgagee:	PHR OP LENDER SUB, LLC
1140 Reservoir Ave.
Cranston, RI 02920-6320

or to such other address as Mortgagor or Mortgagee may from time to time designate by written notice.

5.5             Interpretation. The titles to the Sections and Paragraphs hereof are for reference only and do not limit in any way the content thereof. Any words herein which are used in one gender shall be read and construed to mean or Include the other gender wherever they would so apply. Any words herein which are used in the singular shall be read and construed to mean and to include the plural wherever they would so apply, and vice versa.

5.6            Covenant Running With the Land. Any act or agreement to be done or performed by Mortgagor shall be construed as a covenant running with the land and shall be binding upon Mortgagor and its successors and assigns as if they had personally made such agreement.

5.7           Complete Agreement: Counterparts. This Mortgage and the Exhibits are the complete agreement of the parties hereto and supersede all previous understandings relating to the subject matter hereof. This Mortgage may be amended only by an instrument in writing which explicitly states that it amends this Mortgage, and is signed by the party against whom enforcement of the amendment is sought. This Mortgage may be executed in several counterparts, each of which shall be regarded as an original and all of which shall constitute but one and the same instrument.

5.8           Validity. The provisions of this Mortgage are severable. If any term, covenant or condition of this Mortgage shall be held to be invalid, illegal or unenforceable in any respect, the remainder of this Mortgage shall not be invalidated thereby, and this Mortgage shall be construed without such provision.

5.9           Governing Law. This Mortgage for all purposes shall be construed and enforced in accordance with the domestic laws of the State of Michigan.

5.10            Assignment. This Mortgage shall be binding upon and inure to the benefit of the respective legal representatives, successors and assigns of the parties hereto; however, Mortgagor may not assign any of its rights or delegate any of its obligations hereunder (except as may be expressly set forth in the Ground Lease). Mortgagee may assign this Mortgage to any other person, firm, or corporation provided all of the provisions hereof shall continue In force and effect and, in the event of such assignment, any advances made by any assignee shall be deemed made in pursuance and not in modification hereof and shall be evidenced and secured by, the Note and this Mortgage.

5.11            Interest. In no event shall the interest rate and other charges related to the Indebtedness exceed the highest rate permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that a court determines that Mortgagee has received interest and other charges hereunder in excess of the highest permissible rate applicable hereto, such excess shall be deemed received on account of, and shall automatically be applied to reduce, the principal balance of the Indebtedness, and the provisions hereof shall be deemed amended to provide for the highest permissible rate. If there is no Indebtedness outstanding, Mortgagee shall refund to Mortgagor such excess.

5.12          Mortgagee's Status. Mortgagor hereby acknowledges and agrees that the undertaking of Mortgagee under this Mortgage is limited as follows:

Mortgagee shall not act in any way as the agent for or trustee of Mortgagor. Mortgagee does not intend to act in any way for or on behalf of Mortgagor with respect to disbursement of the proceeds of the indebtedness secured hereby. Mortgagee's intent in imposing the requirements set forth herein and in the Note is that of a lender protecting the priority of its mortgage and the value of its security. Mortgagee assumes no responsibility for the completion of any Improvements erected or to be erected upon the Property; the payment of bills or any other details in connection with the Property; any plans and specifications in connection with the Property; or Mortgagor's relations with any contractors. This Mortgage is not to be construed by Mortgagor or anyone furnishing labor, materials, or any other work or product for improving the Property as an agreement upon the part of the Mortgagee to assure anyone that such person will be paid for furnishing such labor, materials, or any other work or product; any such person must look entirely to Mortgagor for such payment. Mortgagee assumes no responsibility for the architectural or structural soundness of any improvements on or to be erected upon the Property or for the approval of any plans and specifications in connection therewith or for any improvements as finally completed.

ARTICLE 6

ASSIGNMENT OF RENTS AND LEASES

6.1             Assignment of Rents. To the extent not already assigned to a prior mortgagee, Mortgagor hereby grants, transfers, and assigns and sets over to Mortgagee all right, title and interest in and to, all rents, issues, profits and privileges (now due or which may hereafter become due) of, (a) the property and all improvements at any time constructed thereon or any personal property or fixtures at any time installed or used therein, (b) all leases now or hereafter existing on all or any part of the Property, whether written or oral, or any letting or any agreement for the use or occupancy of any part of the Property which may heretofore have been or which may hereafter be made or agreed to between Mortgagor or any other present, prior, or subsequent owner of the Property, or any interest therein, or which may be made or agreed to by Mortgagee, its successors or assigns, under the powers herein granted and any tenant or occupant of all or any part of the Property (“Leases” and each, “Lease”), including without limitation any Leases existing as of the date of this Mortgage (“Existing Leases”), (c) all rights conferred by and pursuant to Act No. 210 of the Michigan Public Act of 1953, as amended, and Act No. 228 of the Michigan Public Acts of 1925 as amended, and (d) all proceeds of the foregoing, all for the purpose of securing the prompt payment, performance and discharge, when due, of the Indebtedness. So long as no event of default has occurred, Mortgagor may, as trustee for the use and benefit of Mortgagee, collect, receive and accept the rents as they become due and payable; provided, however, that if the rents exceed the payments due under the Note, the Mortgagor may use such excess, first, for the operation and benefit of the Property and, second, for the general benefit of the Mortgagor, which may include distributing cash to the equity owners of Mortgagor. Upon the occurrence and during the continuance of an event of default, Mortgagee may, at its option, remove the Mortgagor as trustee for the collection of the rents and appoint any other person including, but not limited to, itself as a substitute trustee to collect, receive, accept and use all such rents in payment of the obligations secured hereby, in such order as Mortgagee shall elect in its sole discretion, whether or not Mortgagee takes possession of the Property.

6.2             Representations. Mortgagor hereby represents that (a) except for the Existing Leases and the Ground Lease, there are no leases, subleases or agreements to lease (as lessor or lessee) or sublease (as sublessor or sublessee) all of or any part of the Property; (b) the Existing Leases are valid and enforceable, no default exists under the Existing Leases, Mortgagor is entitled to receive all the rents, issues and profits and to enjoy all the rents and benefits mentioned herein and assigned hereby, and the same have not been sold, assigned, transferred or set over by any instrument now in force, and shall not at any time during the life of this Mortgage be sold, assigned, transferred or set over by Mortgagor or any other person or persons taking under or through Mortgagor, except pursuant to this Mortgage; and (c) Mortgagor has the sole right to sell, assign, transfer, and set over the same and to grant and confer upon Mortgagee the rights, interests, powers and authorities herein granted and conferred.

6.3             Further Assurances. Mortgagor shall from time to time execute any and all instruments reasonably requested by Mortgagee in order to effectuate this Mortgage and to accomplish any of the purposes that are necessary or appropriate in connection with this assignment of the leases of the Property, including without limitation, specific assignments of any Lease or agreement relating to the use and occupancy of the Property or to any part thereof now or hereafter in effect, as may be necessary or desirable in Mortgagee's opinion in order to further secure Mortgagee hereunder.

6.4             Lease Modification. Mortgagor shall not (i) amend, extend or modify any Lease, (ii) waive or release lessees from obligations under any Lease or Existing Lease, (m) terminate or accept from a tenant the termination of any Lease or Existing Lease, (iv) consent to the Mortgage or subleasing of the lessee's interest under any lease or Existing Lease, or (v) evict or institute proceedings to evict any tenant under a Lease or Existing Lease, without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld, conditioned or delayed.

6.5             Lack of Responsibility. Mortgagee shall not in any way be responsible for any failure to do any or all of the things for which the rights, interests, power or authority are herein granted; and Mortgagee shall not be responsible for, or liable under, any of the agreements undertaken or obligations imposed upon the Mortgagor as lessor under any of the Leases or other agreements with respect to the Property. Mortgagee shall be accountable only for the amounts, if any, actually received by it under the terms of this Mortgage.

6.6              Effective Date. The parties agree that this Mortgage is an actual assignment effective as of the date hereof, and that upon demand made by Mortgagee on the lessor or lessee under any of the Leases or on any person liable for any of the rents, issues, and profits of and from the Property or any part thereof, such lessor or lessee or person liable for any of such rents, issues and profits shall, and is hereby authorized and directed to pay to or upon Mortgagee's order, and without any inquiry of any nature, all rents and other payments then or thereafter accruing under the Leases or any other instrument or agreement, oral or written, granting rights to, and creating an obligation to pay rents, Issues, or profits in connection with the Property.

6.7              Collection and Application of Rents. As long as no Event of Default exists under the Indebtedness secured hereby, Mortgagee agrees not to demand from any lessor or lessee under the Leases or from any other persons liable therefor, any of the rents, issues or profits hereby assigned, but shall permit Mortgagor to collect all such rents, issues and profits from the Property and the Leases on, but not prior to, accrual, and Mortgagor shall apply the same (i) first, to the payment of taxes and assessments upon the Property before penalty or interest is due thereon, (ii) second, to the cost of such insurance and of such maintenance and repairs as are required by the terms of the Note, and (iii) third, to the payment of principal, premium (if any) and interest becoming due on the Note, before using any part of the same for any other purposes; provided, however, that notwithstanding the provisions of this section, all lessors and lessees under the Leases and all persons liable for rents, issues and profits of and from the Property shall comply with any demands for rents made by Mortgagee pursuant to the provisions of this Mortgage without reference to whether or not the same is made in accordance with this section and without further consent from Mortgagor.

6.8             Leases & Defaults. Upon or at any time after the occurrence of an Event of Default under the Indebtedness, Mortgagee may declare all sums secured hereby immediately due and payable and may, at Mortgagee's option, without notice, either in Mortgagee's person or by agent and with or without bringing any action or proceeding, or by any receiver to be appointed by a court, enter upon, take possession of, and manage and operate the Property and each and every part thereof, and in connection therewith, Mortgagee may make, enforce, and modify any of the Leases; fix or modify rents; repair, maintain, and improve the Property; employ contractors, subcontractors, and workmen in and about the Property; obtain and evict tenants; in its own name, sue for or otherwise collect or reserve any and all rents, issues and profits, including those past due and unpaid; employ leasing agents, managing agents, attorneys and accountants in connection with the enforcement of Mortgagee's rights hereunder and pay the reasonable fees and expenses thereof; and otherwise do and perform any and all acts which Mortgagee may deem necessary and appropriate in and about the Property for the protection thereof and of Mortgagee's rights hereunder or under the Note, and any and all amounts expended by Mortgagee in connection with the foregoing shall constitute additional Indebtedness secured hereby. Mortgagee shall apply any monies collected by Mortgagee, as aforesaid, less costs and expenses incurred, as aforesaid, upon any Indebtedness secured hereby In such order and manner as Mortgagee may determine. The entering upon and taking possession of the Property; the collection of rents, issues, and profits; the exercise of any rights hereinabove specified; and the application of collections, as aforesaid, shall not cure, waive, modify or affect any default hereunder or under the Note.

6.9             Tenants. All tenants or occupants of any part of the Property (including without limitation, all persons claiming any interest as lessor or lessee under any Leases) are hereby authorized to recognize the claims and demands of Mortgagee without investigation as to the reason for any action taken by Mortgagee or the validity or the amount of indebtedness owing to or the existence of any default hereunder or under the Note, or the application to be made by Mortgagee, of any amounts to be paid to Mortgagee. Mortgagee's sole signature shall be sufficient for the exercise of any right under this Mortgage and Mortgagee's sole receipt given for any sums received shall be a full discharge and release therefor to any such tenant or occupant of the Property. Checks for all or any part of the rental collected under this Mortgage shall be made to the exclusive order of Mortgagee.

6.10          Performance of Obligations. Mortgagor shall perform all of its obligations as lessor or lessee under any of the Leases, and shall give prompt notice to Mortgagee of any notice of default by Mortgagor under any of the Leases, together with a complete copy of any such notice. Mortgagor shall enforce the performance and observance of each and every covenant of the lessor's or lessees' under the Leases.

6.11           Operation of Property. Mortgagee shall not be obligated to perform or discharge any obligation, duty or liability under any of the Leases, nor shall this Mortgage operate to place upon Mortgagee responsibility for the control, operation, management, or repair of the Property or the carrying out of any of the terms and conditions of any of the Leases; nor shall this Mortgage operate to make Mortgagee liable for any waste committed on the Property by the lessor or lessee under any of the Leases or committed by any other party, or for any dangerous or defective condition of the Property, or for any negligence in the management, upkeep, repair or control of the Property, resulting in loss, injury or death to any tenant, licensee, employee, invitee or stranger.

6.12           Indemnification with respect to Leases. Mortgagor shall, and does hereby agree to, indemnify and hold Mortgagee harmless of and from any and all liability, loss or damage which it may or might incur under any of the Leases or under or by reason of this Mortgage and of and from any and all claims and demands whatsoever which may be asserted against it by reason of any alleged obligations or undertakings on its part to perform or discharge any of the terms, covenants, or agreements contained in any of the Leases, except for liability, loss or damage and all claims and demands arising from actions taken by Mortgagee or its authorized representatives hereunder. Should Mortgagee incur any such liability, loss or damage under any of the Leases or under or by reason of this Mortgage, or in the defense of any such claims or demands, the amount thereof, including costs, expenses, and reasonable attorney's fees, shall be secured hereby, Mortgagor shall reimburse Mortgagee therefor immediately upon demand, and upon Mortgagor's failure to do so, Mortgagee may declare all such sums immediately due and payable.

6.13           Advance Rent. Mortgagor has not and shall not accept rent in advance under any of the Leases except only monthly rents for current months which may be paid in advance.

ARTICLE 7

DEFENSE

7.1             Defense. If Mortgagor shall keep, observe and perform all of the covenants and conditions of this Mortgage on its part to be kept and performed and shall pay and perform, or cause to be paid and performed, all of the Indebtedness whether now outstanding or hereafter arising, including alt extensions and renewals thereof, and all of the other Indebtedness, then Mortgagee shall release this Mortgage upon the request and at the expense of Mortgagor, otherwise this Mortgage shall remain in full force and effect.

[Signature on following page]

IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the date first above written.

MORTGAGOR:

PRIDE ONE CHERRY TREE, LLC,
an Ohio limited liability company

By:	IPN-PRIDE INVESTMENT HOLDINGS, LLC,
an Ohio limited liability company
Its:	Manager

By:	/s/ Joseph Moffa
Name: Joseph Moffa
Title: Manager

IPN-PRIDE INVESTMENT HOLDINGS, LLC,
an Ohio limited liability company

By:	/s/ Joseph Moffa
Name: Joseph Moffa
Title: Manager

STATE OF	Ohio	§

§

COUNTY OF	Medina	§

The foregoing instrument was acknowledged before me this 2 day of June, by Joseph Moffa, the Manager of IPN-PRIDE INVESTMENT HOLDINGS, LLC, an Ohio limited liability company, on its behalf.

Date: June 2, 2021

/s/ Katie Zimmerman
Notary Public
Print Name:	Katie Zimmerman

My Commission Expires:	4/25/23

[Official Seal]

[Signature Page to Mortgage – Assignment of Leases and Rents and Fixture Filing]

STATE OF	Ohio	§

§

COUNTY OF	Medina	§

The foregoing instrument was acknowledged before me this 2 day of June, by Joseph Moffa, the Manager of IPN-Pride Investment Holdings, LLC, an Ohio limited liability company, the Manager of Pride One Cherry Tree, LLC, an Ohio limited liability company, on its behalf.

Date: June 2, 2021

/s/ Katie Zimmerman
Notary Public
Print Name:	Katie Zimmerman

My Commission Expires:	4/25/23

[Official Seal]

[Signature Page to Mortgage – Assignment of Leases and Rents and Fixture Filing]

EXHIBIT A

LEGAL DESCRIPTION

(HOTEL PROPERTY)

Land in the Township of East Bay, Grand Traverse County, MI, described as follows:

Unit Nos. 1 through 77, Cherry Tree Condominium, according to the Master Deed recorded in Liber 2006C, Page 00067, and Amendments thereto, First Amendment to Master Deed recorded in Instrument No. 2008C-00015 and designated as Grand Traverse County Condominium Subdivision Plan No. 317, together with rights in general common elements and limited common elements as set forth in above Master Deeds and as described, in ACT 59 of Public Acts of 1978, and amendments thereto.

Excepting:

An undivided 1/4 interest in Unit 2 Cherry Tree Condominium being Fractional ID "A" and "E",

An undivided 1/4 interest in Unit 2 Cherry Tree Condominium being Fractional ID "C and "G"",

An undivided 1/4 interest in Unit 3 Cherry Tree Condominium being Fractional ID "A" and "E",

An undivided 1/4 interest in Unit 3 Cherry Tree Condominium being Fractional ID "D" and "H",

An undivided 1/4 interest in Unit 4 Cherry Tree Condominium being Fractional ID "D" and "H",

An undivided 1/4 interest in Unit 9 Cherry Tree Condominium being Fractional ID "D" and "H",

An undivided 1/4 interest in Unit 23 Cherry Tree Condominium being Fractional ID "D" and "H",

An undivided 1/4 interest in Unit 24 Cherry Tree Condominium being Fractional ID "D" and "H",

An undivided 1/4 interest in Unit 37 Cherry Tree Condominium being Fractional ID "A" and "E",

An undivided 1/4 interest in Unit 45 Cherry Tree Condominium being Fractional ID "A" and "E",

An undivided 1/4 interest in Unit 72 Cherry Tree Condominium being Fractional ID "B" and "F".

A-1